UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): December 19, 2003

                          HAIRMAX INTERNATIONAL, INC.
                          ---------------------------
               (Exact Name of Registrant as Specified in Charter)
                                     Nevada
                                     -------
                 (State or Other Jurisdiction of Incorporation)

                                    000-30212
                                    ---------
                            (Commission File Number)

                                   13-3422912
                                   ----------
                      (I.R.S. Employer Identification No.)

              4810 West Commercial Blvd., Ft. Lauderdale, FL  33319
              -----------------------------------------------------
             (Address of Principal Executive Offices)     (Zip Code)

                                 (954) 717-8680
                                  -------------
              (Registrant's Telephone Number, Including Area Code)

     This Current Report on Form 8-K is filed by Hairmax Inter-national, Inc., a Nevada corporation (the "Registrant"), in connection with the matters described herein.

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On December 19, 2003, United States District Judge Christina A. Snyder issued her Findings of Fact and Conclusions of Law and Order Denying Preliminary Injunction in the case of David Dadon v. Edward Anthony Roth, Alisha M. Roth and Hairmax International, Inc., Case No. CV 03-08735 CAS (MANx). The case involved a lawsuit filed on December 1, 2003 in the United States District Court for the Central District of California, Western Division, by David Dadon, a shareholder and former officer of the Registrant, seeking a preliminary injunction to enjoin, among other things, the Roth defendants from refusing to recognize David Dadon as Chairman and Secretary of the Registrant, and refusing to recognize the removal of the Roth defendants as officers and directors of the Registrant pursuant to a Consent of Shareholders in Lieu of Special Meeting of Shareholders, dated November 14, 2003, and a Special Meeting of the Shareholders of the Registrant held on November 15, 2003, both of which shareholder actions were organized by Dadon and other shareholders sympathetic with his cause.

     The Judge's ruling concluded in Paragraph 14 that the preliminary injunction should not issue. Accordingly, plaintiff's request for a preliminary injunction was denied by the Court. An interim restraining order seeking only to maintain the status quo, which was imposed on the Roth defendants and their affiliates on December 4, 2003, in order to enjoin stock issuances and sales pursuant to a Registration Statement on Form S-8 pending the outcome of this litigation, was also dissolved by Judge Snyder.

     In Paragraph 6 of her opinion, Judge Snyder concluded as a matter of law that "Plaintiff has not demonstrated a probability of success on the merits".
She noted that the 3,302,000 votes cast approving the removal of Edward and Alisha Roth constituted less than two-thirds of the 19,618,858 votes entitled to vote. She further concluded as a matter of law that "plaintiff has failed to demonstrate that there is a likelihood that the 1,400,000 shares of Series A [convertible] preferred stock [with ten votes per share] issued to Edward and Alisha Roth were invalid." In addition, the Judge concluded as a matter of law that "Plaintiff has unclean hands in this case, which weighs in favor of denying the injunction. She noted that plaintiff induced Hairmax to issue 2,000,000 shares of its common stock to Revenge Games, Inc., an allegedly independent entity. However, Revenge Games appears to be under plaintiff's control and the 2,000,000 shares paid to Revenge Games, Inc. appear to have been secured to be used in an attempt to remove Edward and Alisha Roth from their positions as officers and directors of Hairmax. Finally, Judge Snyder concluded as a matter of law that "Plaintiff's credibility as a witness in this matter was further impeached by the fact that he was on August 6, 2003, enjoined by the United States District Court for the District of Arizona in a similar contest for control of a corporation from representing himself to be Chairman of the Board, or any other officer or employee, of Viastar Holdings, Inc."

     The Registrant intends to pursue its lawsuit dated December 2, 2003, against Dadon, filed in the United States District Court for the Southern District of Florida, Fort Lauderdale Division. It is styled as Hairmax International Corp. v. David Dadon, Case No. 03-62149. In its Complaint, the Registrant includes causes of action for fraud, breach of fiduciary duty, intentional and negligent misrepresentation, tortious interference with contractual relations, libel and slander, and permanent injunction. The Registrant has requested that the Court grant a preliminary injunction, prohibiting the defendant from taking actions that violate the law and perpetuate a fraud on the Registrant by representing to any person or entity that he is Chairman of the Board of the Registrant or any other officer of the Registrant, or is an employee, representative or agent of the Registrant, or is


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authorized  to  enter  into  agreements  or  make  statements  on  behalf of the
Registrant. In addition, the Registrant's complaint seeks compensatory and punitive damages in an amount equal to $5.0 million for the damage caused by Defendant's action. A copy of the Complaint is attached as Exhibit 10 hereto.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAIRMAX INTERNATIONAL, INC.


By: /s/ Edward A. Roth
    ------------------
    Edward A. Roth
    President and Chief
    Executive Officer

Date:  December 31, 2003





                                  EXHIBIT INDEX

Exhibit
Number                                  Description
------                                  -----------

10 Hairmax International Corp. v. David Dadon - Plaintiff's Complaint and Application for Temporary Restraining Order Without Hearing; Request for Preliminary Injunction and Permanent Injunction; Prayer for Damages, dated December 2, 2003.





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